Exhibit 99.1

Benefitfocus, Inc.

843-981-8898

pr@benefitfocus.com

Investor Relations:

843-981-8899

ir@benefitfocus.com

Benefitfocus Names Coretha Rushing to Board of Directors

Former CHRO and SHRM chairman brings invaluable industry expertise to board

Charleston, S.C. – March 16, 2021 – Benefitfocus, Inc. (NASDAQ: BNFT), an industry-leading benefits technology platform that simplifies benefits administration for employers, health plans and brokers, announces that Coretha M. Rushing, human resources executive and industry veteran, has been named as an independent director to the Benefitfocus board.

“Coretha is a highly respected figure in the HR community who brings an impressive array of industry expertise developed over 30 years,” said Doug A. Dennerline, chairman of the nominating and governance committee and incoming independent chairman of the board. “On behalf of the board and management, we look forward to working with Coretha to leverage her invaluable insights and counsel as we chart the future direction and unlock additional shareholder value at Benefitfocus.”

Rushing, a leader and visionary in the human resources industry, is currently managing director at Merryck & Co. Americas, LLC, a global executive coaching and mentoring firm. She was previously corporate vice president and chief human resources officer (CHRO) of Equifax Inc. (NYSE: EFX), a $4 billion global credit and data analytics firm. Prior to that, Rushing was senior vice president and the first woman to serve as CHRO at The Coca Cola Company. Rushing has dedicated 30 years to leadership roles at Equifax, Coca-Cola, PepsiCo Inc., IBM and CR Consulting Alliance LLC, her own human resource consulting firm. She currently is an external board advisor at Spencer Stuart, a leading global executive search and leadership advisory firm. She also serves on the board of 2U, Inc., an educational technology platform, and is board chair, emeritus for SHRM (Society for Human Resource Management), a 300,000-member global human resource organization.

“Benefitfocus’ industry-leading integrated benefits enrollment platform is a critical offering that delivers immense value to its customers,” said Rushing. “I’m excited to join the board at such a pivotal time and look forward to helping the Company deliver even more value to its customers and the broader benefits ecosystem.”

A native of Virginia, Rushing received a B.S. in Industrial Psychology from East Carolina University and an M.Ed. in Human Resources and Counseling from The George Washington University.

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About Benefitfocus

Benefitfocus (NASDAQ: BNFT) unifies the entire benefits industry through innovative technology solutions that bring efficiency, cost savings and simplicity to employee benefits administration. Our powerful cloud-based software, data-driven insights and thoughtfully designed services help employers, insurance brokers, health plans and suppliers address the complexity of benefits enrollment and engagement, while bringing easier access to health, wealth and lifestyle products through a world-class benefits experience. Our mission is simple: to improve lives with benefits. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our ability to maintain our culture and recruit, integrate and retain qualified personnel, including on our board of directors; our ability to compete effectively; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; the immature and volatile nature of the market for our products and services; privacy; security and other risks associated with our business; management of growth; volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic and uncertainties arising from the recent U.S. elections; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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